UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2013

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 6, 2013, the Company held its annual meeting of stockholders. At the annual meeting, the following matters were submitted to the vote of the stockholders, with the results of voting on each such matter as set forth below.

1.        The Company’s stockholders approved a proposal to re-elect the following two Class B directors to the Company’s Board of Directors, each to hold office until the 2016 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified), with voting results as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Sandra N. Bane	13,200,787	3,601,503	1,917,488
Van B. Honeycutt	13,435,862	3,366,428	1,917,488

The terms of office for the following directors continued after the meeting: G. Michael Brown (Class A director), Dominic P. DeMarco (Class A director), David R. Jessick (Class A director), Jennifer H. Dunbar (Class C director) and Steven G. Miller (Class C director).

There were no abstentions.

2.        The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2012, as described in the Company’s proxy statement, and cast their votes as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
14,227,067	1,774,083	801,140	1,917,488

3.        The Company’s stockholders approved a proposal to ratify the appointment of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending December 29, 2013, with voting results as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
18,617,496	60,437	41,845	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION

(Registrant)

Date: June 10, 2013

/s/ Barry D. Emerson

Barry D. Emerson
Senior Vice President, Chief Financial Officer and Treasurer